UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2019

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Indenture and 6.50% Senior Notes due 2027
On February 11, 2019, Greif, Inc. (the “Company”) completed the previously announced private offering and issued $500.0 million aggregate principal amount of its 6.50% Senior Notes due 2027 (the “Notes”).
The Notes were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
The terms of the Notes are governed by an Indenture, dated as of February 11, 2019 (the “Indenture”), among the Company, as issuer, certain of the Company’s U.S. subsidiaries, as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 6.50% per annum and mature on March 1, 2027. Interest is payable in cash semiannually in arrears to holders of record as of the close of business on the February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year, commencing on September 1, 2019.
The Company used, or will use, the net proceeds from the issuance of the Notes, together with borrowings under the New Credit Agreement (as defined and more fully described below), to fund the purchase price of the Caraustar Acquisition (as defined and more fully described in Item 2.01, below), to redeem the Company’s $250.0 million Senior Notes due 2019, to repay outstanding borrowings under the Prior Credit Agreement (as defined and more fully described in Item 1.02, below) and to pay related fees and expenses.
The Company’s obligations under the Notes are jointly and severally and fully and unconditionally guaranteed by certain U.S. subsidiaries of the Company that guarantee the New Credit Agreement (the “Subsidiary Guarantors”). The Notes and the guarantees are the senior unsecured obligations of the Company and the Subsidiary Guarantors and rank equally in right of payment with all of their respective existing and future senior debt, senior in right of payment to all of their respective existing and future subordinated debt, effectively subordinated to all of their respective secured indebtedness and structurally subordinated to all of their respective existing and future indebtedness and other liabilities of their non-guarantor subsidiaries.
The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture. Certain of these covenants will be suspended if the Notes achieve investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Global Ratings and no default or event of default has occurred and is continuing. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.
The Notes and the related guarantees will not have the benefit of any registration rights.
This summary of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and form of the Notes, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

New Credit Agreement
On February 11, 2019, the Company, Greif Packaging LLC, Greif International Holding Ltd., Greif International Holding B.V., and Greif Luxembourg Holding S.à.r.l., as borrowers, entered into an amended and restated senior secured credit agreement (the “New Credit Agreement”) with a syndicate of financial institutions, as lenders, Wells Fargo Securities, LLC, JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective affiliates as joint lead arrangers and joint book managers, and JPMorgan Chase Bank, as administrative agent for the lenders. The New Credit Agreement replaces in its entirety the Prior Credit Agreement.
The New Credit Agreement provides for (a) an $800.0 million secured revolving credit facility, consisting of a $600.0 million multicurrency facility and a $200.0 million U.S. dollar facility, maturing on February 11, 2024, (b) a $1,275.0 million secured term loan A-1 facility with quarterly principal installments commencing on April 30, 2019 and continuing through maturity on January 31, 2024, and (c) a $400.0 million secured term loan A-2 facility with quarterly principal installments commencing on April 30, 2019 and continuing through maturity on January 31, 2026. In addition, the borrowers have an option to add an aggregate of $700.0 million to the New Credit Agreement with the agreement of the lenders.
The Company used, or will use, the borrowings under the New Credit Agreement, together with the net proceeds from the issuance of the Notes, to fund the purchase price of the Caraustar Acquisition, to redeem the Company’s $250.0 million Senior Notes due 2019, to repay outstanding borrowings under the Prior Credit Agreement, to fund ongoing working capital and capital expenditure needs and for general corporate purposes, and to pay related fees and expenses. Interest is based on either a Eurodollar rate or a base rate that resets periodically plus a calculated margin amount. On February 11, 2019, proceeds from borrowings under the New Credit Agreement were used to pay the obligations outstanding under the Prior Credit Agreement.
The New Credit Agreement contains certain covenants, which include financial covenants that require the Company to maintain a certain leverage ratio and an interest coverage ratio. The leverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its total consolidated indebtedness, to (b) its consolidated net income plus depreciation, depletion and amortization, interest expense (including capitalized interest), income taxes, and minus certain extraordinary gains and non-recurring gains (or plus certain extraordinary losses and non-recurring losses) and plus or minus certain other items for the preceding twelve months (“EBITDA”) to be greater than 4.75 to 1 and stepping down by 0.25 increments beginning on July 31, 2020 to 4.00 on July 31, 2023. The interest coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) consolidated EBITDA, to (b) the consolidated interest expense to the extent paid or payable, to be less than 3.00 to 1, during the applicable preceding twelve month period.
The terms of the New Credit Agreement contain restrictive covenants, which limit the the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications.
The repayment of this facility is secured by a security interest in the personal property of the Company and certain of its United States subsidiaries, including equipment and inventory and certain intangible assets, as well as a pledge of the capital stock of substantially all of the Company’s United States subsidiaries and will be secured, in part, by the capital stock of the non-U.S. borrowers. However, in the event that the Company receives and maintains an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, the Company may request the release of such collateral.
The New Credit Agreement provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the New Credit Agreement, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency.
This summary of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.

The Company, Greif International Holding B.V., Greif International Holding Supra C.V., Greif JART S.à.r.l., and Greif Luxembourg Holding S.à.r.l., as borrowers, were parties to an amended and restated credit agreement, dated November 3, 2016 (the “Prior Credit Agreement”), with a syndicate of financial institutions, as lenders, JPMorgan Chase Bank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers, Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, and KeyBank National Association, Citizens Bank of Pennsylvania, ING Bank N.V., U.S. Bank National Association and Cooperatieve Rabobank U.A., New York Branch, as co-documentation agents, and JPMorgan Chase Bank, National Association, as administrative agent for the lenders. The Prior Credit Agreement was repaid in full and terminated as of February 11, 2019 in connection with entering into the New Credit Agreement and issuing the Notes, as further described in Items 1.01, above.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 11, 2019, the Company completed its previously announced acquisition (the “Caraustar Acquisition”) of Caraustar Industries, Inc. (“Caraustar”). Caraustar is a market leader in the production of uncoated recycled paperboard and coated recycled paperboard, with a variety of applications that include tubes and cores and a diverse mix of specialty products. Based in Austell, Georgia, Caraustar has over 80 operating facilities throughout the United States and Canada.
The Caraustar Acquisition was completed in accordance with the terms of an Agreement and Plan of Merger, dated December 20, 2018 (the “Merger Agreement”), between two of the Company’s subsidiaries and the parent of Caraustar. Under the terms of the Merger Agreement, a subsidiary of the Company was merged into Caraustar’s parent, with Caraustar’s parent being the surviving corporation. As a result of the merger, the Company acquired Caraustar for a purchase price of $1.8 billion in cash, subject to purchase price adjustments as set forth in the Merger Agreement.
The purchase price for the Caraustar Acquisition was funded from the net proceeds from the issuance of the Notes and borrowings under the New Credit Agreement, as more fully described in Item 1.01, above. The amount of the purchase price was determined by arms-length negotiations between the parties.
Caraustar was a portfolio company of H.I.G. Capital. Other than in respect of the transaction, there is no relationship between H.I.G. Capital and the Company or any of the Company’s affiliates, directors or officers or any associate of the Company’s directors or officers.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 26, 2018 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Creation of a Direct Financial Obligation
The information set forth in Item 1.01 above under the headings “Indenture and 6.50% Senior Notes due 2027” and “New Credit Agreement” is incorporated herein by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.
Repayment of a Direct Financial Obligation
Information concerning the repayment of the Prior Credit Agreement is set forth in Items 1.01 and 1.02, which information is incorporated herein by reference.
Section 7 - Regulation FD

Item 7.01.    Regulation FD Disclosure.
The Company issued a press release on February 11, 2019 regarding the closing of its acquisition of Caraustar, along with the closing of the New Credit Agreement and the issuance of the Notes. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to Item 7.01.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current

Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(c) Exhibits.

Exhibit No.	Description
4.1
Indenture, dated as of February 11, 2019, among Greif, Inc.,, as issuer, each of the United States subsidiaries of Greif, Inc. party thereto, as guarantors, and U.S. Bank National Association, as trustee.

4.2	Form of 6.50% Senior Notes due 2027 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
10.1
Amended and Restated Credit Agreement, dated as of February 11, 2019, among Greif, Inc., Greif Packaging LLC, Greif International Holding Ltd., Greif International Holding B.V., and Greif Luxembourg Holding S.à.r.l., as borrowers, each financial institution party thereto, as lenders, Wells Fargo Securities, LLC, JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective affiliates as joint lead arrangers and joint book managers, and JPMorgan Chase Bank, as administrative agent for the lenders.

99.1	Press Release issued by Greif, Inc. on February 11, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: February 13, 2019	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President, General Counsel and Secretary